EXHIBIT 23.2

                                     CONSENT
                                       OF
                              DELOITTE & TOUCHE LLP

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of NetSpeak Corporation on Form S-8 of our report dated January 24, 1997 (March 26, 1997 as to the sixth paragraph of Note 3), appearing in Registration Statement No. 333-22123 on Form S-1 of NetSpeak Corporation and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus, which is part of such Registration Statement No. 333-22123.

DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
January 23, 1998